NOTICE OF GUARANTEED DELIVERY

                      for Tender of Shares of Common Stock

                                       of
                           AMERICAN INDEPENDENCE CORP.
                                       for
                               $9.00 Net Per Share

                                       to
                          MADISON INVESTORS CORPORATION
                     an indirect, wholly-owned subsidiary of
                          INDEPENDENCE HOLDING COMPANY

                               ------------------

                       Do not use for signature guarantees

                               ------------------

      This notice of guaranteed delivery, or a substantially equivalent form, must be used to accept the offer by Madison Investors Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Independence Holding Company, a Delaware corporation, to purchase for cash of up to 1,000,000 shares of common stock of American Independence Corp., a Delaware corporation, if:

      o certificates representing shares of American Independence Corp. common stock are not immediately available,

      o the procedures for book-entry transfer cannot be completed prior to the expiration date of the offer, or

      o if time will not permit all required documents to reach Mellon Investor Services LLC, the depositary for the offer, prior to the expiration date.

The term "expiration date" means 5:00 p.m., New York City time, on April 22, 2003, or, if the offer is extended, the latest time and date at which the offer, as extended, will expire. The terms and conditions of the offer are contained in the Offer to Purchase dated February 18, 2003 and the related BLUE letter of transmittal and any amendments or supplements thereto. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the depositary as described in the Offer to Purchase.

                        The depositary for the offer is:

                          Mellon Investor Services LLC

               By Mail:                         By Overnight Courier:                          By Hand:

      Mellon Investor Services LLC           Mellon Investor Services LLC             Mellon Investor Services LLC
       Attn: Reorganization Dept.             Attn: Reorganization Dept.               Attn: Reorganization Dept.
             P.O. Box 3301                        85 Challenger Road                    120 Broadway, 13th Floor
       South Hackensack, NJ 07606                   Mail Drop--Reorg                        New York, NY 10271
                                               Ridgefield Park, NJ 07660

            Facsimile transmission (for eligible institutions only):
                                 (201) 296-4293

                 Confirm receipt of facsimile by telephone only:
                                 (201) 296-4860

      Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "eligible institution," the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

      I (or we, if there are co-stockowners) hereby tender to Madison Investors Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related BLUE letter of transmittal, the number of shares of common stock of American Independence Corp. set forth below, pursuant to the guaranteed delivery procedures described in the Offer to Purchase. I acknowledge receipt of the Offer to Purchase and the related BLUE letter of transmittal.

Signature(s) of Record Holder(s) or
Authorized Signatory:                        Dated:  ___________________________

___________________________________          ___________________________________

Name(s) of Record Holder(s):

___________________________________          ___________________________________

Address(es):

___________________________________          ___________________________________

___________________________________          ___________________________________

Area Code and Telephone Number(s):

___________________________________          ___________________________________

Certificate Numbers (if available):

___________________________________          ___________________________________

Number of Shares Tendered:

___________________________________          ___________________________________

Account Number(s):

___________________________________          ___________________________________

If shares of American Independence Corp. common stock will be tendered by book-entry transfer, please provide the following information:

Name of Tendering Institution: __________________________________

DTC Account Number:            __________________________________

Transaction Code Number:       __________________________________

                      THE GUARANTEE BELOW MUST BE COMPLETED
                      (Do not use for signature guarantees)

      The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Association Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) and the Stock Exchange Medallion Program (SEMP) or any other "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) (each of the foregoing, an "eligible institution"), guarantees to deliver to the depositary, at one of its addresses set forth above, certificates representing the shares of American Independence Corp. common stock tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed BLUE letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of book-entry transfer, and any other documents required by the BLUE letter of transmittal, within three Nasdaq National Market trading days of the date hereof.

      The eligible institution that completes this form must communicate the guarantee to the depositary, and must deliver the shares of American Independence Corp. common stock whose delivery is guaranteed to the depositary, together with the required accompanying documentation, within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

            Name of Firm:

            ____________________________________________________________________

            Address:

            ____________________________________________________________________

            ____________________________________________________________________

            Area Code and Telephone Number:

            ____________________________________________________________________

            Authorized Signature:

            ____________________________________________________________________

            Title: _____________________________________________________________

            Name: ______________________________________________________________
            (PLEASE PRINT OR TYPE)

            Dated: _____________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF AMERICAN INDEPENDENCE CORP. COMMON
      STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH THE BLUE LETTER OF TRANSMITTAL.